Exhibit 99.1

MicroVision Announces Third Quarter 2024 Results

REDMOND, WA / ACCESSWIRE / November 7, 2024 / MicroVision, Inc. (NASDAQ:MVIS), a leader in MEMS-based solid-state automotive lidar and ADAS solutions, today announced its third quarter 2024 results.

Key Business Highlights for Q3 2024

●	Actively engaged with top-tier global automotive OEMs, with seven high-volume RFQs for passenger vehicles and custom development opportunities.
●	Actively engaged with multiple leading industrial companies for the opportunity to provide an integrated lidar hardware and software solution in the heavy equipment vertical.
●	Sequential improvement in cash burn in the third quarter of 2024 positioned the Company well to leverage near-term hardware and software sales to industrial customers.

“We believe the recently executed $75 million capital commitment positions us well to secure additional revenue opportunities for 2025 and beyond with our integrated MOVIA L and software solution with multiple industrial customers in the heavy equipment segment,” said Sumit Sharma, MicroVision’s Chief Executive Officer. “In addition, MAVIN and MOVIA S, combined with our integrated perception software, continue to offer compelling solutions to automotive OEMs at attractive price points. Given automotive OEMs’ latest start-of-production timelines, the opportunity to ramp revenues in 2025 with our industrial customers puts MicroVision in a strong position in the marketplace.”

“With a watchful eye on our operating expenses, we are pleased with the steady improvement in our cash burn, showing sequential reductions for the first three quarters of 2024,” continued Sharma. “We expect to continue scaling resources, both internally and with third party vendors and suppliers, as we remain engaged with automotive OEMs and responsive to their evolving timelines.”

Key Financial Highlights for Q3 2024

●	Revenue for the third quarter of 2024 was $0.2 million, compared to $1.0 million for the third quarter of 2023, with the year-over-year fluctuation driven by a delayed order, as well as the 2023 sale of MOSAIK software to a leading Asian automotive OEM.
●	Net loss for the third quarter of 2024 was $15.5 million, or $0.07 per share, which includes $2.4 million of non-cash, share-based compensation expense, compared to a net loss of $23.5 million, or $0.12 per share, which includes $4.7 million of non-cash, share-based compensation expense, for the third quarter of 2023.
●	Adjusted EBITDA for the third quarter of 2024 was an $11.7 million loss, compared to a $16.9 million loss for the third quarter of 2023.
●	Cash used in operations in the third quarter of 2024 was $14.1 million, compared to cash used in operations in the third quarter of 2023 of $20.4 million.
●	The Company ended the third quarter of 2024 with $43.2 million in cash and cash equivalents, including investment securities, compared to $73.8 million at December 31, 2023.

Subsequent to the third quarter, the Company strengthened its financial position by closing on a two-year $75.0 million senior secured convertible note facility in October 2024. After giving effect to the net proceeds from the first $45.0 million tranche of the financing transaction, the Company expects to have approximately $81 million in cash and cash equivalents and access to $153 million of additional capital, including $123 million under its existing ATM, or at-the-market, facility and $30 million from the remaining commitment pursuant to the convertible note facility.

Conference Call and Webcast: Q3 2024 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session at 1:30 PM PT/4:30 PM ET on Thursday, November 7, 2024 to discuss the financial results and provide a business update. Analysts and investors may pose questions to management during the live webcast on November 7, 2024.

The live webcast and slide presentation can be accessed on the Company’s Investor Relations website under the Events tab at https://ir.microvision.com/events. The webcast will be archived on the website for future viewing.

About MicroVision

With offices in the U.S. and Germany, MicroVision is a pioneering company in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide automotive lidar sensors and solutions for advanced driver-assistance systems (ADAS) and for non-automotive applications including industrial, smart infrastructure and robotics. The Company has been leveraging its experience building augmented reality micro-display engines, interactive display modules, and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOSAIK, and MOVIA are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measures “adjusted EBITDA” and “adjusted Gross Profit.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; bargain purchase gain; share-based compensation; impairment charges; and restructuring costs. Adjusted Gross Profit is calculated as GAAP gross profit before share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

MicroVision believes that the presentation of adjusted EBITDA and adjusted Gross Profit provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses these non-GAAP measures when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA and adjusted Gross Profit are useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA and adjusted Gross Profit are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

Similarly for adjusted Gross Profit, the Company compensates for limitations of the measure by prominently disclosing GAAP gross profit which is the difference between Revenue and Cost of revenue, which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation by backing out share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

Forward-Looking Statements

Certain statements contained in this release, including customer engagement and the likelihood of success; opportunities for revenue and cash; expense reduction; market position; product portfolio; product and manufacturing capabilities; capital-raising opportunities; and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com

Source: MicroVision, Inc.

Microvision, Inc.

Consolidated Balance Sheet

(In thousands)

(Unaudited)

	September 30,	December 31,
	2024	2023

Assets
Current Assets
Cash and cash equivalents	$16,523	$45,167
Investment securities, available-for-sale	26,679	28,611
Restricted cash, current	270	3,263
Accounts receivable, net of allowances	232	949
Inventory	4,486	3,874
Other current assets	4,857	4,890
Total current assets	53,047	86,754

Property and equipment, net	7,668	9,032
Operating lease right-of-use assets	12,090	13,758
Restricted cash, net of current portion	1,572	961
Intangible assets, net	12,563	17,235
Other assets	1,322	1,895
Total assets	$88,262	$129,635

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$1,487	$2,271
Accrued liabilities	5,893	8,640
Accrued liability for Ibeo business combination	-	6,300
Contract liabilities	180	300
Operating lease liabilities, current	2,149	2,323
Other current liabilities	902	669
Total current liabilities	10,611	20,503

Operating lease liabilities, net of current portion	11,662	12,714
Other long-term liabilities	134	614
Total liabilities	22,407	33,831

Commitments and contingencies
Shareholders’ Equity
Common stock at par value	213	195
Additional paid-in capital	896,424	860,765
Accumulated other comprehensive income	344	210
Accumulated deficit	(831,126)	(765,366)
Total shareholders’ equity	65,855	95,804
Total liabilities and shareholders’ equity	$88,262	$129,635

MicroVision, Inc.

Consolidated Statement of Operations

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Revenue	$190	$1,047	$3,046	$2,158

Cost of revenue	583	625	3,414	1,870
Gross profit (loss)	(393)	422	(368)	288

Research and development expense	8,736	15,584	40,251	42,127
Sales, marketing, general and administrative expense	6,599	8,743	23,423	27,172
Impairment of intangible assets	-	-	3,027	-
Gain on disposal of fixed assets	(22)	(10)	(22)	(25)
Total operating expenses	15,313	24,317	66,679	69,274

Loss from operations	(15,706)	(23,895)	(67,047)	(68,986)

Bargain purchase gain, net of tax	-	-	-	1,706
Other income, net	297	637	1,713	4,846

Net loss before taxes	$(15,409)	$(23,258)	$(65,334)	$(62,434)

Income tax expense	(108)	(211)	(426)	(671)

Net loss	$(15,517)	$(23,469)	$(65,760)	$(63,105)

Net loss per share - basic and diluted	$(0.07)	$(0.12)	$(0.32)	$(0.35)

Weighted-average shares outstanding - basic and diluted	213,004	188,306	206,164	180,156

Microvision, Inc.

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2024	2023

Cash flows from operating activities
Net loss	$(65,760)	$(63,105)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	5,246	6,288
Bargain purchase gain, net of tax	-	(1,706)
Gain on disposal of fixed assets	(22)	(25)
Impairment of intangible assets	3,027	-
Impairment of operating lease right-of-use assets	406	-
Impairment of property and equipment	-	12
Inventory write-down	127	61
Share-based compensation expense	9,522	11,506
Net accretion of premium on short-term investments	(776)	(986)
Change in:
Accounts receivable	717	(740)
Inventory	(723)	(619)
Other current and non-current assets	606	(3,214)
Accounts payable	(784)	896
Accrued liabilities	(2,747)	4,321
Contract liabilities and other current liabilities	109	(1,405)
Operating lease liabilities	(1,944)	(1,813)
Other long-term liabilities	(488)	17
Net cash used in operating activities	(53,484)	(50,512)

Cash flows from investing activities
Sales of investment securities	28,311	61,700
Purchases of investment securities	(25,570)	(27,101)
Cash paid for Ibeo business combination	(6,300)	(11,233)
Purchases of property and equipment	(271)	(1,981)
Net cash (used in) provided by investing activities	(3,830)	21,385

Cash flows from financing activities
Principal payments under finance leases	-	(19)
Proceeds from stock option exercises	62	175
Net proceeds from issuance of common stock	26,093	60,607
Net cash provided by financing activities	26,155	60,763

Effect of exchange rate changes on cash and cash equivalents and restricted cash	133	-

Net increase (decrease) in cash and cash equivalents	(31,026)	31,636
Cash, cash equivalents and restricted cash at beginning of period	49,391	21,954

Cash, cash equivalents and restricted cash at end of period	$18,365	$53,590

The following table provides a reconciliation of the cash, cash equivalents, and restricted cash balances as of September 30, 2024 and 2023:

	September 30,	September 30,
	2024	2023
Cash and cash equivalents	$16,523	$49,366
Restricted cash, current	270	3,263
Restricted cash, net of current portion	1,572	961
Cash, cash equivalents and restricted cash	$18,365	$53,590

MicroVision, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Reconciliation of Non-GAAP Gross Profit (Loss):
Gross profit (loss)	$(393)	$422	$(368)	$288
Share-based compensation expense	-	-	-	-
Amortization of acquired intangibles	361	387	1,135	1,029
Adjusted Gross Profit (Loss)	$(32)	$809	$767	$1,317

Reconciliation of Non-GAAP Loss:
GAAP Net loss	$(15,517)	$(23,469)	$(65,760)	$(63,105)
Interest, net	(462)	(509)	(1,570)	(1,725)
Income taxes	108	211	426	671
Depreciation and amortization	1,676	2,137	5,246	6,288
Bargain purchase gain, net of tax	-	-	-	(1,706)
Share-based compensation expense	2,426	4,691	9,522	11,506
Impairment of operating lease right-of-use assets	13	-	406	-
Impairment of intangible assets	-	-	3,027	-
Restructuring costs	90	-	5,804	-
Adjusted EBITDA	$(11,666)	$(16,939)	$(42,899)	$(48,071)